                                                                  Exhibit 21.1

                              LIST OF SUBSIDIARIES
                             (as of March 15, 1998)


          Corporation                              State
          -----------                              -----

Unified Management Corporation                    Indiana
Unified Fund Services, Inc.                       Indiana
First Lexington Trust Company                     Kentucky
Health Financial, Inc.                            Kentucky
Resource Benefit Planners, Inc.                   Kentucky
Unified Internet Services, Inc.                   Indiana
HFI Acquisition Corporation                       Kentucky
VAI Acquisition Corporation                       Delaware